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                        CERTIFICATE OF AMENDMENT
                                  OF
                     CERTIFICATE OF INCORPORATION
                                  OF
                      VESTRO NATURAL FOODS INC.


     It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is

                         WESTBRAE NATURAL FOODS, INC.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:


                "FIRST:  The name of the Corporation is
                       WESTBRAE NATURAL, INC."


     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Vestro Natural Foods Inc. has caused this certificate to be signed by B. Allen Lay, its President, and attested by Stephen Schorr, its Secretary, this 17th day of June, 1997.


                                            /s/ B. Allen Lay
                                          ---------------------
                                              B. Allen Lay

Attest:

  /s/ Stephen Schorr
-------------------------
Stephen Schorr, Secretary


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